Exhibit 4.1

BOOK 532 PAGE 469 FIELD MAY/2:33P.M. 1 1987 SECRATERY OF STATE RESTATED CERTIFICATE OF INCORPORATION OF TEJON RANCH CO. Pursuant to Sections 245(c) and 242(b) of the Delaware General Corporation Law, the Certificate of Incorporation of TEJON RANCH CO., a Delaware corporation (the “Corporation”), as filed with the Delaware Secretary of State on March 20, 1987, and unamended on the date of the filing of this Restated Certificate of Incorporation, is hereby amended and restated in its entirety as follows: Article I: Name The name of the Corporation is: Tejon Ranch Co. Article II: Definitions For the purposes of this Restated Certificate of Incorporation: A. “Affiliate” and “Associate” have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on December 31, 1986. B. “Beneficially Owns” has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on December 31, 1986. C. “Business Combination” means (a) any merger, consolidation, combination or reorganization of the Corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary, (b) any sale, lease, exchange, transfer, liquidation or other disposition, including without limitation, a mortgage or any other security device, of assets of the Corporation and/or one or more Subsidiaries (including without limitation, any voting securities of a Subsidiary) constituting a Substantial Part of the Corporation to a Related Person, (c) any sale, lease, exchange, transfer, liquidation or other disposition, including without limitation, a mortgage or any other security device, of assets of a Related Person (including without limitation, any voting securities of a subsidiary of such Related Person) constituting a Substantial Part of such Related Person, to the Corporation, and/or one or more Subsidiaries, (d) the issuance or transfer of any securities (other than by way of a pro rata 1

BOOK 532 PAGE 470 distribution to all shareholders) of the Corporation or a Subsidiary to a Related Person which, when aggregated with all prior issuances and transfers to such Related Person of securities of the Corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the Corporation or such Subsidiary, (e) the acquisition by the Corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the Corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (i) the outstanding shares of any class or series of any equity security issued by the Related Person or (ii) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the Corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the Corporation or a Subsidiary or (y) upon the conversion or exchange of any other security then owned by the Corporation or a Subsidiary); (f) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination. D. “Continuing Director” means, as to any Related Person, any member of the Board of Directors of the Corporation (the “Board”) who (i) is unaffiliated with and is not the Related Person and (ii) was a member of the board of directors of The Tejon Ranch Co., a California corporation, prior to June 9, 1987 or thereafter became a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board. E. “Disinterested Shares” means, as to any Related Person, shares of Voting Stock Owned Beneficially and of record by shareholders other than such Related Person. F. “Effective Date” means the date upon which the merger between Tejon Ranch Co., a California corporation, and TRC Subsidiary, Inc., a California corporation and a then wholly-owned subsidiary of the Corporation, became effective. G. “Fair Market Value” means: (a} in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding and including the date in 2

BOOK 532 PAGE 471 question of a share of such stock on the Composite Tape for securities listed on the American Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the American Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding and including the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any other quotation reporting system then in general use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Continuing Directors in good faith, which determination shall be final; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Continuing Directors in good faith, which determination shall be final. In making such determinations, the Continuing Directors may rely in good faith upon the books of account or other records of the Corporation or statements prepared by its officers or by independent accountants or by an appraiser selected with reasonable care by the Board. H. “Related Person” means and includes any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that have agreed to act together, which, together with its Affiliates and Associates, Beneficially Owns, in the aggregate, five percent (5%) (the “Threshold Percentage”) or more of the outstanding Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term “Related Person” shall not include Ardell Investment Company, M.H. Sherman Company, The Times Mirror Company, their respective Affiliates and Associates and any of their present or future directors or officers to the extent they are deemed to Beneficially Own the same shares as are Beneficially Owned by Ardell Investment Company, M. H. Sherman Company or The Times Mirror Company or their Affiliates or Associates because of their positions as officers or directors. I. “Subsidiary” means any corporation in which the Corporation owns, directly or indirectly, securities which entitle the Corporation to elect a majority of the board of directors of such corporation or which otherwise give to the Corporation the power to control such corporation. 3

BOOK 532 PAGE 472 J. “Substantial Part” means more than ten percent (10%) of the Fair Market Value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made. K. “Voting Stock” means all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares. Article III: Registered Office The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company. Article IV: Business The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Article V: Authorized Capital Stock The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock”; the total number of shares of Common Stock which the Corporation shall have authority to issue shall be Thirty Million (30,000,000), and each such share shall have a par value of $1.00; and the total number of shares of Preferred Stock which the Corporation shall have the authority to issue shall be Five Million (5,000,000) and each such share shall have a par value of $1.00. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The Board is hereby authorized to fix or alter the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, if 4

BOOK 532 PAGE 473 any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. Article VI: Number of Directors The number of directors which shall constitute the whole Board of the Corporation shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time. Article VII: Meetings Meetings of shareholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Article VIII: Election of Directors Section 1. Classified Board. The directors in office, or who shall take office upon the effectiveness of this Restated Certificate of Incorporation, shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. If, at the time this Restated Certificate of Incorporation becomes effective, consistent with the provision that the three classes shall be as nearly equal in number of directors as possible, any directorship may be allocated to one of two or more classes, the directorship shall be allocated to that of the available classes whose term of office is due to expire at the latest date following such allocation. Each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1988, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1989, and the directors first elected to Class 5

BOOK 532 PAGE 474 III shall serve for a term ending at the annual meeting to be held in 1990. Notwithstanding any of the foregoing provisions of this Article VIII, each director shall serve until his term has expired and his successor is elected and qualified or until his earlier death, resignation or removal. At each annual election held, beginning with the 1988 Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. If one or more Related Persons then exist, vacancies resulting from the death, resignation or removal of a Continuing Director can only be filled by the vote of a majority of the remaining Continuing Directors or by (i) the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock and (ii) the affirmative vote of the holders of a majority of the Disinterested Shares as to all Related Persons. Notwithstanding the provision that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board, consistent with the provision that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation. Section 2. Directors Elected by Preferred Stock. During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason 6

BOOK 532 PAGE 475 of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (3) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly. Section 3. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only (1) for cause, and (2) by the affirmative vote of the holders of a majority of the Voting Stock; provided, however, that if a proposal to remove a director is made by or on behalf of a Related Person or by a director who is not a Continuing Director as to all Related Persons, then in addition to (1) and (2) above such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares. Section 4. Notice of Shareholder Nominees. Nominations of persons for election to the Board of the Corporation shall be made only at a meeting of shareholders and only (1) by or at the direction of the Board or (2) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, 7

BOOK 532 PAGE 476 a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 4, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Such shareholder’s;notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. I Notwithstanding the foregoing, nothing in this Section 4 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 4, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Article IX: Cumulative Voting In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal (i) the number of votes which (except for this Article 8

BOOK 532 PAGE 477 as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each shareholder may cast all of such votes for a single director or for any two or more of them as he may see fit. Article X: Business Combinations Section 1. Vote Required for Certain Business Combinations. Except as otherwise expressly provided in Section 2 of this Article X, in addition to any affirmative vote required by law or by any other provision of this Certificate of Incorporation, and in addition to any voting rights granted to or held by holders of Preferred Stock, the approval or authorization of any Business Combination shall require (1) the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock (the “80% Voting Requirement”) and (2) the affirmative vote of the holders of a majority of the Disinterested Shares. Section 2. Exceptions. A. Section 1 of this. Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors. B. The 80% Voting Requirement of Section 1 of this Article X shall not be applicable to a Business Combination in which shareholders of the Corporation, in one or more transactions, are to receive cash, securities or other property in exchange for their shares of capital stock of the Corporation, and such Business Combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provisions of this Certificate of Incorporation if all of the following conditions are met: 1. The aggregate amount of cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following: 9

BOOK 532 PAGE 478 a. the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid or agreed to be paid by the Related Person for any shares of Common Stock acquired by it (1) within the period of eighteen (18) months immediately prior to and including the date of the most recent public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction or series of transactions in which it became a Related Person; or b. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to as the “Determination Date”), whichever is higher; and 2. The aggregate amount of the cash plus the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of any of a particular class ·or series of outstanding capital stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B.2 shall be required to be met with respect to every class or series of outstanding capital stock other than Common Stock whether or not the Related Person has previously acquired any shares of that particular class or series of capital stock): a. the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees} paid or agreed to be paid by the Related Person for any shares of such class or series of capital stock acquired by it (1) within the period of eighteen (18) months immediately prior to and including the Announcement Date or (2) in the transaction or series of transactions in which it became a Related Person; or b. the redemption price of the shares of such class or series, or if such shares have no redemption price, the highest amount per share which such class or series was entitled to receive upon liquidation of the Corporation as of the Announcement Date or the Determination Date, whichever is higher; or c. the Fair Market Value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher; and 10

BOOK 532 PAGE 479 3. The consideration to be received by holders of a particular class or series of outstanding capital stock (including, without limitation, Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of capital stock. If the Related Person has paid for shares of any class or series of capital stock with varying forms of consideration, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and 4. The Business Combination is approved by the affirmative vote of the holders of a majority of the Disinterested Shares. Section 3. Determination of Compliance. A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (a) whether a person is a Related Person, (b) the number of shares of capital stock Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the applicable conditions set forth in paragraph B of Section 2 of this Article X have been met with respect to any Business Combination, and (e) whether the proposed transaction is a Business Combination. Article XI: Factors to Consider The Board, when evaluating any proposed transaction that would result in a person or entity becoming a Related Person or a Related Person increasing his ownership of capital stock of the Corporation, or any transaction or any proposed transaction with another party which would constitute a Business Combination if the other party to the transaction were a Related Person, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the independence and integrity of the Company’s operations, the social, economic and environmental effects on the shareholders, employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located or which they serve.

BOOK PAGE 532 480 Article XII: Indemnification and Limitation of Liability The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. A director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. 12

BOOK 532 PAGE 481 Article XIII: Shareholder Vote Any election or other action by shareholders of this Corporation must be effected at an annual or special meeting of shareholders, and may not be effected by written consent without a meeting. Article XIV: Shareholder Proposals at Annual Meetings Business may be properly brought before an annual meeting by a shareholder only upon the shareholder’s timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Article XIV, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding the foregoing, nothing in this Article XIV shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article XIV, and if 13

BOOK 532 PAGE 482 he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Article XV: Call of Special Meetings Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board; provided, however, that where a proposal requiring shareholder approval is made by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, or where a Related Person otherwise seeks action requiring shareholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of shareholders for the purpose of considering such proposal or obtaining such approval. Such special meetings may not be called by any other person or persons or in any other manner. Article XVI: Amendment of Corporate Documents Section 1. Certificate of Incorporation. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of Preferred Stock, any alteration, amendment, repeal or rescission (any “Change”) of any provision of this Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock of the Corporation; provided, however, that if any such Change relates to Articles II, IV, V, VI, VIII, IX, X, XI, XII, XIII, XIV, or XV hereof or to this Article XVI, such Change must also be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the Corporation and, if the Change is proposed by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, by the affirmative vote of the holders of a majority of the Disinterested Shares. Subject to the foregoing, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law. 14

BOOK 532 PAGE 483 Section 2. Bylaws. Any Change of Section 2 or Section 5 of Article III of the Bylaws of the Corporation must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation and, if the Change is proposed by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, by the affirmative vote of the holders of a majority of the Disinterested Shares. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation. IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 30th day of April, 1987. TEJON RANCH CO. By: Jack Hunt, President ATTEST By: Dennis McCarthy, Secretary 2927K RECEIVED FOR RECORD MAY 4 1987 William M. Honey, Recorder 15

BOOK 532 PAGE 483 Section 2. Bylaws. Any Change of Section 2 or Section 5 of Article III of the Bylaws of the Corporation must be approved either (i) by a majority of the authorized number of directors and, if one or more Related Persons exist, by a majority of the directors who are Continuing Directors with respect to all Related Persons, or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation and, if the Change is proposed by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, by the affirmative vote of the holders of a majority of the Disinterested Shares. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation. IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed this 30th day of April, 1987. TEJON RANCH CO. By: Jack Hunt, President ATTEST: By: Dennis McCarthy, Secretary 2927K RECEIVED FOR RECORD MAY 4 1987 William M. Honey, Recorder 15

Attachment to Articles of Incorporation On May 16, 1988, the stockholders of Tejon Ranch Co. approved an amendment to Article V. of the Company’s Certificate of Incorporation to reduce the par value of the Company’s Common Stock from $1.00 to $.50 per share.